    As filed with the Securities and Exchange Commission on January 10, 1997
                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ---------------------

                            WILMAR INDUSTRIES, INC.
              (Exact name of issuer as specified in its charter)

          New Jersey                                        22-2232386
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation organization)

                               303 Harper Drive
                         Moorestown, New Jersey 08057
                   (Address of principal executive offices)

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                           (Full title of the plans)

                                 Fred B. Gross
                 Vice President, Secretary and General Counsel
                            Wilmar Industries, Inc.
                               303 Harper Drive
                         Moorestown, New Jersey 08057
                    (Name and address of agent for service)

                                (609) 439-1222
         (Telephone number, including area code, of agent for service)
                            -----------------------

                                   Copy to:
                              STEPHEN M. GOODMAN
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                         Philadelphia, PA  19103-6993
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
    Title of securities        Amount to be      Proposed maximum       Proposed maximum           Amount of
     to be registered           registered        offering price       aggregate offering     registration fee(3)
                                                   per share(2)             price(2)
-----------------------------------------------------------------------------------------------------------------
       Common Stock,            800,000(1)        $26.00               $20,800,000              $6,500.00
no par value
=================================================================================================================

(1) Represents shares that may be offered or sold pursuant to the Amended and Restated 1995 Stock Option Plan.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Wilmar Common Stock as reported on the Nasdaq National Market on January 9, 1997.
(3) Calculated pursuant to Section 6(b) as follows: 1/32 of one percent of the maximum aggregate offering price.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

          The following documents, as filed by Wilmar Industries, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                 (a) The Annual Report of the Company for the year ended December 29, 1995.

                 (b) The Company's Registration Statement on Form S-1 (No. 333-07845), filed pursuant to the Securities Act of 1933, as amended, which Registration Statement became effective July 31, 1996.

                 (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the last fiscal period covered by the Registration Statement referred to in (b) above.

                 (d) The description of the Common Stock of the Company contained in the Registration Statement referred to in (b) above, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Experts
          -------

          The financial statements of Wilmar Industries, Inc. as of December 29, 1995 and December 30, 1994 and for the years then ended, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Wilmar Industries, Inc. for the year ended December 31, 1993, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of Fishbein & Company, P.C., independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The financial statements of One Source Supply, Inc. as of September 30, 1995 and for the nine months then ended, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of One Source Supply, Inc. as of December 31, 1994 and for the year then ended, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of Mutnick & Associates, P.A., independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The financial statements of HMA Enterprises, Inc. as of February 28, 1995 and for the year then ended, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of HMA Enterprises, Inc. as of February 29, 1996 and for the year then ended, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          To the extent that Fishbein & Company, P.C., Deloitte & Touche LLP, KPMG Peat Marwick LLP or Mutnick & Associates, P.A. audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his or her expenses and a liabilities incurred in connection with any proceeding (other than a derivative law suit) involving the corporate agent by reason of his or her being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his or her conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of such director, officer, trustee, employee or agent. For purposes of this section, "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his or her expenses (but not his or her liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his or her being or having been a corporate agent if the agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, a court may, upon application, empower a corporation to indemnify a corporate agent, to the extent such court deems proper in view of the circumstances, against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

          The Company's Bylaws permit it to purchase insurance on behalf of any corporate agents against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

            Not applicable.

ITEM 8.  EXHIBITS.
         --------

            The following is a list of exhibits filed as part of this Registration Statement.

 Exhibit                                                           Location or
 Number                             Exhibit                        Page Number
 -------                            -------                        -----------

 5.1        -    Opinion of Morgan, Lewis & Bockius LLP                E-2

23.1        -    Consent of Deloitte & Touche LLP                      E-3

23.2        -    Consent of Deloitte & Touche LLP                      E-4

23.3        -    Consent of Deloitte & Touche LLP                      E-5

23.4        -    Consent of Fishbein & Company, P.C.                   E-6

23.5        -    Consent of Mutnick & Associates, P.A.                 E-7

23.6        -    Consent of KPMG Peat Marwick LLP                      E-8

23.7        -    Consent of Morgan, Lewis & Bockius LLP                E-2
                 (included as part of Exhibit 5.1)

99.1        -    Amended and Restated 1995 Stock Option Plan           E-9


ITEM 9.  UNDERTAKINGS.
         ------------

       (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
          -----------------
section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moorestown, New Jersey, on the 6th day of January, 1997.

                                WILMAR INDUSTRIES, INC.


                                By:  /s/ William S. Green
                                   ---------------------------------------
                                       WILLIAM S. GREEN
                                       Chairman of the Board of Directors


       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Green and Fred B. Gross and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    Signatures                             Title                              Date
    ----------                             -----                              ----
/s/ William S. Green       Chairman and Chief Executive Officer          January 7, 1996
------------------------   (principal executive officer)
William S. Green

/s/ Michael T. Toomey      Chief Financial Officer and Treasurer         January 7, 1996
------------------------   (principal financial officer and principal
Michael T. Toomey          accounting officer)

/s/ Fred B. Gross          Vice President - Corporate                    January 7, 1996
------------------------   Development, Secretary and General
Fred B. Gross              Counsel, Director

/s/ Martin Hanaka          Director                                      January 7, 1996
------------------------
Martin Hanaka

/s/ Ernest Jacquet         Director                                      January 7, 1996
------------------------
Ernest Jacquet

/s/ Donald M. Wilson       Director                                      January 7, 1996
------------------------
Donald M. Wilson

                               INDEX TO EXHIBITS


Exhibit                                                      Sequentially
Number                               Exhibit                 Numbered Page
------                               -------                 -------------
 5.1       -   Opinion of Morgan, Lewis & Bockius LLP             E-2

23.1       -   Consent of Deloitte & Touche LLP                   E-3

23.2       -   Consent of Deloitte & Touche LLP                   E-4

23.3       -   Consent of Deloitte & Touche LLP                   E-5

23.4       -   Consent of Fishbein & Company, P.C.                E-6

23.5       -   Consent of Mutnick & Associates, P.A.              E-7

23.6       -   Consent of KPMG Peat Marwick LLP                   E-8

23.7       -   Consent of Morgan, Lewis & Bockius LLP             E-2
               (included as part of Exhibit 5.1)

99.1       -   Amended and Restated 1995 Stock Option Plan        E-9